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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-43005) and the Registration Statement (Form S-4 No. 333-83117) of Park-Ohio Industries, Inc., for the registration of its 9.25% Senior Subordinated Notes due 2007 of our report dated July 19, 2000 relating to the unaudited consolidated interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarter ended June 30, 2000.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
August 11, 2000

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